                              AGREEMENT OF MERGER
                              -------------------

     THIS AGREEMENT OF MERGER (hereinafter sometimes referred to as the ("Agreement"), is made and entered into this 29th day of July, 1996, by and between Eastern Environmental Services, Inc., a Delaware Corporation (hereinafter sometimes referred to as "Eastern Environmental"), Super Kwik, Inc., a New Jersey Corporation (hereinafter sometimes referred to as "Super Kwik"), Waste Maintenance Services, Inc., a New Jersey Corporation (hereinafter sometimes referred to as "Maintenance"), Willard and Glen Miller (the "Shareholders").

                                W I T N E S S T H:

     WHEREAS, at the date hereof, Willard Miller is the owner of 100 shares of common stock, no par value of Super Kwik, representing all of the issued and outstanding shares of the capital stock of Super Kwik;

     WHEREAS, at the date hereof, Glen Miller is the owner of 100 shares of common stock, no par value of Maintenance, representing all of the issued and outstanding shares of Maintenance;

     WHEREAS, at closing NHD, Inc. ("NHD") a Pennsylvania corporation which is a subsidiary of Eastern Environmental will cause Eastern Environmental to issue 2,307,692 shares of the common stock of Eastern Environmental (hereinafter sometimes referred to as the "Eastern Environmental Common Stock"); representing 27% of all of the issued and outstanding capital stock of Eastern Environmental.

     WHEREAS, the Boards of Directors of NHD, Eastern Environmental Super Kwik and Maintenance, respectively, deem it advisable and in the best interests of such corporations and their Shareholders that Super Kwik and Maintenance be merged into NHD, pursuant to the laws of Pennsylvania and New Jersey, all on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, agreements and obligations set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of such consideration is hereby acknowledged by each of the Parties, THE PARTIES HERETO HEREBY MUTUALLY AGREE AS FOLLOWS:

     1. Merger. At "Closing" (hereinafter defined), pursuant to the provisions
        ------
of New Jersey General Corporation Law and Pennsylvania General Corporation Law, effective as of 12:01 a.m. on the "Closing Date" (hereinafter defined), Shareholders shall cause Super Kwik and Maintenance to be merged with NHD, resulting in Shareholders receiving at Closing an aggregate of [Two Million Three Hundred Seven Thousand Six Hundred Ninety-Two (2,307,692) shares] of the Eastern Environmental Common Stock in exchange for all of the issued and outstanding shares of Super Kwik and Maintenance Common Stock held by Shareholders, all in accordance with the Joint Agreement and Plan of Merger attached hereto as Exhibit "1". The Eastern Environmental Common Stock shall be allocated among the Shareholders of Super Kwik and Maintenance in accordance with Exhibit 2.

The parties hereto agree that the number of Eastern Environmental Common Stock shares to be transferred to the Shareholders in exchange for all the said shares of Super Kwik and Maintenance as contemplated herein was determined based on an agreed upon total purchase price of $15,000,000 ("Share Purchase Price") and a per share price equal to the closing price of Eastern Environmental Common Stock on the business day five days prior to the Closing Date but not greater than $6.50 per share.

     a. In addition, NHD and Eastern Environmental will assume the liabilities of Super Kwik and Maintenance in existence at Closing. If the liabilities of Super Kwik and Maintenance in existence at Closing do not equal $5,000,000, plus
(ii) all debt incurred to fund capital expenditures made by Super Kwik and Maintenance after June 24, 1996 in the ordinary course of business ("Post June 24 Liabilities"), the Share Purchase Price shall be adjusted as set forth in this Paragraph. The Share Purchase Price shall be reduced by the amount, if any, that the liabilities of Super Kwik and Maintenance at Closing, less the
Post June 24 Liabilities are  in excess of $5,000,000.   The Share Purchase
Price shall be increased by the amount, if any, that the liabilities of Super Kwik and Maintenance at Closing, less the Post June 24 Liabilities are less then $5,000,000. Any increase or decrease in the Share Purchase Price will reduce or increase the amount of shares of Eastern Environmental Stock to be tendered to the Shareholders based on the per share price which is used to calculate the amount of stock to be delivered.

     b. The Parties agree that the merger will be accounted for as a pooling of interest. All parties consider the "pooling of interest" accounting treatment to be a critical part of this contemplated transaction and should any provision hereof disqualify such treatment, the parties agree to negotiate in good faith toward an alternative arrangement which complies with the pooling rules.

2. Closing. The consummation of the transactions provided for in this Agreement
   -------
(the "Closing") shall take place at the law offices of Swain, Dennen, Keszler, Bauman & Westreich, Brinley Plaza-Building 2, 3100 Highway 138, Wall, New Jersey, or at such other location as the Parties may mutually agree upon such time or date as the Parties may agree; but not later than ten (10) days after approval by the New Jersey Department of Environmental Protection. If the New Jersey Department of Environmental Protection does not approve of the acquisition of the assets of Super Kwik and Maintenance by NHD within 150 days of the execution of this Agreement, either Eastern Environmental or Super Kwik may terminate this Agreement by sending written notice to the other parties.

3. Representations and Warranties of Shareholders. The representations and
   ----------------------------------------------
warranties hereunder as to financial statements (D below) and taxes (G below) are made by Willard Miller and Glen Miller to Eastern Environmental and NHD and are intended to be absolute and not qualified as to best of knowledge. As to all other representations and warranties with respect to Super Kwik, Willard Miller represents to the best of his knowledge, and with respect to Maintenance, Glen Miller represents to the best of his knowledge that:

A. Organization and Existence. Super Kwik and Maintenance are corporations duly
   --------------------------
organized, validly existing and in good standing under the laws of the State of New Jersey, and which has all requisite corporate power and authority to carry on its business as now conducted. Super Kwik and Maintenance no not conduct any material amount of business outside the state of New Jersey and the character of the properties owned or leased by either of them requires qualification to do business as a foreign corporation in any jurisdiction or, if such qualification is required, the failure to qualify would not have a material adverse effect on the business or financial condition of either company. Shareholders have delivered to NHD and Eastern Environmental a true and correct copy of each of the Articles of Incorporation (duly certified by the Secretary of State of New Jersey) and By-Laws (certified by the Secretary of Super Kwik and Maintenance) of Super Kwik and Maintenance.

B. Capitalization. The authorized capital stock of Super Kwik consists of 1000
   --------------
shares of common stock, no par value of which 100 shares are issued and outstanding. All such issued and outstanding shares are validly issued, fully paid, nonassessable, and are held of record and beneficially by Shareholders. Super Kwik does not have any outstanding subscriptions, options or other agreements or commitments obligating it to issue shares of its capital stock. Super Kwik has no subsidiaries and owns no stock in other corporation(s). The authorized capital stock of Maintenance consists of 1000 shares of common stock, no par value of which 100 shares are issued and outstanding. All such issued and outstanding shares are validly issued, fully paid, nonassessable, and are held of record and beneficially by Shareholders. Maintenance does not have any outstanding subscriptions, options or other agreements or commitments obligating it to issue shares of its capital stock. Maintenance has no subsidiaries and owns no stock in other corporation(s).

C. Shareholders' Ownership. All of the outstanding shares of capital stock of
   -----------------------
Super Kwik and Maintenance are validly issued, fully paid, nonassessable, and are owned of record and beneficially by Shareholders, free and clear of any security interests, liens, pledges, charges, mortgages, encumbrances or rights of third parties except such right, if any, as United Jersey Bank may have in the event Super Kwik or Maintenance default on loans they owe to United Jersey Bank. The merger of Super Kwik and Maintenance into NHD will not create an event of default on any loan of Super Kwik and Maintenance owed to United Jersey Bank. There are no existing options, calls or commitments relating to any issued, or authorized but unissued, capital stock of Super Kwik or Maintenance.

D. Shareholders have delivered to Eastern Environmental the following combined Financial Statements relating to the financial condition and results of operation of Super Kwik and Maintenance prior to the Closing: Balance Sheet dated December 31, 1995, and Profit and Loss Statement reflecting the results of operations of Super Kwik and Maintenance (combined) for the twelve (12) months then ended. Such Financial Statements are and will be, as the case may be, complete and correct and in accordance with the books of account and records of Super Kwik and Maintenance and present fairly the financial position of Super Kwik and Maintenance and the income, stockholders' equity and cash flow of Super Kwik and Maintenance's business at the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied, and do or will not omit to state any information necessary to make such Financial Statements not misleading. Eastern Environmental will (and does hereby) indemnify and hold Shareholders harmless from and against all liabilities assumed by Eastern hereunder and disclosed on the aforesaid financial statement.

E. Title to Properties, Etc. Super Kwik and Maintenance have good and marketable
   ------------------------
title to, and each is in possession of, all properties, assets and equipment of Super Kwik and Maintenance as shown on the Balance Sheets dated as of the end of the calendar month next preceding closing, including all of the machinery, vehicles and equipment described on Exhibit "A" attached hereto and hereby incorporated herein by reference as if fully set forth herein, free of liens, including any conditional sale or other title retention agreement, except as is specifically noted on Exhibit "A".

All of the major items of the machinery, vehicles and equipment described on Exhibit "A" used in the present operations of Super Kwik and Maintenance are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted.

F. Since June 24, 1996, Super Kwik, Maintenance and Shareholders have fully complied with the undertakings and prohibitions stated in Paragraphs 2 and 7 of the Letter of Intent dated June 24, 1996; and, neither Super Kwik nor Maintenance has experienced any material adverse change in its financial condition, business or properties since the date of the latest financial information provided to Buyer prior to the Closing.

G. Tax Matters. All taxes, including, without limitation, withholding and social
   -----------
security taxes due with respect to Super Kwik and Maintenance's employees, federal and state income tax liabilities, corporate franchise taxes, sales, use, excise and ad valorem taxes, due and payable by Super Kwik and Maintenance on or before the Closing Date have or will be paid. Super Kwik and Maintenance have filed all reports required to be filed by each of them with all such taxing authorities.

H. Material Contracts. Attached hereto as Exhibit "B" and hereby incorporated
   ------------------
herein by reference as if fully set forth herein is a list and brief description as of the date of this Agreement of certain leases, contracts, commitments, agreements and other documents to which either Super Kwik or Maintenance is a party or by which either is bound and which is related to the operation of its business, and which requires the payment of money or performance of services in excess of $100,000. Neither Super Kwik nor Maintenance is a party to or bound by any written or oral (i) contracts not made in the ordinary course of business;
(ii) employment contracts, other than those terminable at the will of Super Kwik and Maintenance; (iii) contracts with any labor union or association; (iv) bonus, pension, profit sharing, retirement hospitalization, insurance or other plan providing employee benefits, except as listed in Exhibit B; (v) lease with respect to any property, real or personal, whether as lessor or lessee, except as listed in Exhibit B or involving the payment of less than

$100,000 over the term of the lease; (vi) continuing contract for the future purchase of materials, supplies or equipment, except as listed in Exhibit B or involving the payment of less than $100,000 over the term of the contract; (vii) contract or commitment for capital expenditures, except as listed in Exhibit B or involving the payment of less than $100,000;
(viii) contract continuing over a period of more than six (6) months from its date, except as listed in Exhibit B or involving the payment of less than $100,000; or, (ix) material contract necessary to conduct the operations and business of Super Kwik or Maintenance, except as listed in Exhibit B or involving the payment of less than $100,000. A true copy of each contract, commitment and agreement listed in Exhibit "B" has been furnished to NHD and Eastern Environmental.

I. Insurance. Attached hereto as Exhibit "C" and hereby incorporated herein by
   ---------
reference as if fully set forth herein is a list of all policies of insurance held by Super Kwik and Maintenance relating to the operation of either; copies of such policies have been furnished to NHD, and Eastern Environmental. Such policies (as renewed) are, and at all times through the closing date, will be in full force and effect.

J. Licenses, Permits, Etc. All permits, licenses, consents or other approvals or
   -----------------------
authorizations necessary to conduct the operations of and carry on the business of either Super Kwik or Maintenance in the manner in which either such business is currently being conducted, are currently in effect, except New Jersey Department of Environmental Protection whose consent is required prior to Closing, are not adversely affected by the transactions contemplated hereby and, to the best of the Shareholders knowledge, no violations exist in any such permits, licenses or approvals.

K. Litigation. Except for any items disclosed on Exhibit "D" attached hereto
   ----------
hereby incorporated herein as if fully set forth herein, there are no material claims, actions, suits, proceedings or investigations pending or threatened against or affecting either Super Kwik or Maintenance or any of either of its assets or properties, at law or in equity, or before or by any court or federal, state, municipal or other governmental authority.

L. Employees - Labor Matters. Attached hereto as Exhibit "E" and hereby
   -------------------------
incorporated herein by reference as if fully set forth herein is a complete list of all employees of Super Kwik and Maintenance whose duties are related to the operation of the business of Super Kwik and Maintenance. Willard Miller with respect to Super Kwik and Glen Miller with respect to Maintenance represent that there is no pending or threatened action by any employee alleging sex, race or other discriminatory practice (except that there is a pending EEOC religious discrimination charge and unemployment claim filed by former employee Harriet Foster) and that to the individual knowledge of Willard Miller, with respect to Super Kwik, and that to the individual knowledge of Glen Miller, with respect to Maintenance, no current effort to organize those employees into collective bargaining units is now underway and no collective bargaining agreement is now in effect. There are no contracts, written or oral, between super Kwik and Maintenance and any of its employees, except as specifically disclosed in Exhibit E. No representation or warranty is made concerning employee rights based on any handbook, manual, or policy of Super Kwik and/or Maintenance.

M. Brokers. Neither Super Kwik, Maintenance nor Shareholders are a party to or
   -------
in any way obligated under any contract or other agreement for the payment of any brokers' or finders' fees in connection with the origin, negotiation, execution or performance of this Agreement.

N. Environmental Matters. With respect to Super Kwik, Willard Miller represents
   ---------------------
to the best of his knowledge and with respect to Maintenance, Glen Miller represents to the best of his knowledge that, except as set forth in Exhibit "D", the operations of Super Kwik and Maintenance have not resulted in any claims, actions, suits, proceedings or investigations relating to any applicable Environmental Law pending or threatened against or affecting Super Kwik and Maintenance. Except as set forth on Exhibit "F", and to the best of Shareholders' knowledge, (i) no Release of any Hazardous Waste has occurred or is occurring as a result of the business of Super Kwik and Maintenance, (ii) no substantial amounts of Hazardous Waste is currently present at, or has been previously generated, stores, treated or disposed of at any Landfill by Super Kwik and Maintenance or through the conduct of the business of Super Kwik and Maintenance, except possibly de minimis amounts mixed with household (solid)
                             -- -------
waste, (iii) no underground or partially underground storage tank has been or is currently located at any facility of Super Kwik and Maintenance, (iv) the business, activities and processes heretofore conducted by Super Kwik and Maintenance comply in all material respects with all applicable Environmental Laws, (v) no facility of Super Kwik and Maintenance is listed on any list, registry or other compilation of sites that require or potentially require removal, remedial action or any other response under any applicable Environmental Law as the result of the presence, Release or potential Release of any Hazardous Waste, (vi) neither Shareholders nor Super Kwik and Maintenance has received any notice that Super Kwik or Maintenance is liable or responsible, or potentially liable or responsible, for any costs of any removal, remedial action or other response under any applicable Environmental Law as the result of the presence, Release or potential Release of any Hazardous Waste, and, (vii) there is no pending litigation or administrative proceeding in which it is asserted that Super Kwik or Maintenance has violated or is not in compliance with any applicable Environmental Law. "Environmental Law" means all laws, statues or acts of the United States of America, any state jurisdiction, or any political subdivision thereof, that relate to the condition of the air, ground or surface water, land or other parts of the environment, to the release or ground or surface land or other parts of the environment, or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or other handling of substances that might pollute, contaminate or be hazardous or toxic if present in the air, ground or surface, land, or other parts of the environment. "Release" and Hazardous Waste" shall have the meanings given to such terms in all applicable Environmental Laws. Attached hereto as Exhibit F-1 is a complete list of landfills or other disposal sites utilized by Super Kwik or Maintenance in the last 5 years to the best of Willard Miller's knowledge on behalf of Super Kwik and Glen Miller's knowledge on behalf of Maintenance. No material (except for possibly de minimis amounts mixed with
                                              -- -------
household solid waste) has been delivered to such disposal sites which was not authorized to be received at such site or which violated applicable disposal agreements.

O. Authority of Shareholders. Shareholders, Super Kwik and Maintenance have full
   -------------------------
authority to enter into and perform their respective obligations under this Agreement, and neither the execution, delivery nor performance by Shareholders or Super Kwik and Maintenance of this Agreement of Merger will (i) result in a violation or breach of any term or provision nor constitute a default under any contract or agreement to which Shareholders or Super Kwik and Maintenance is a party or by which either of them is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body, or (ii) result in a violation or breach of any term or provision, or constitute a default or accelerate the performance required, under any indenture, mortgage, deed of trust or other contract or agreement to which Shareholders or Super Kwik or Maintenance are a party or by which any of them or their respective properties is bound.

P. Absence of Undisclosed Liabilities. Except as set forth in the Financial
   ----------------------------------
Statements and/or Exhibit G attached hereto, and to the best of Shareholders' knowledge, this Agreement or any Schedule attached to this Agreement or delivered pursuant hereto, neither Super Kwik and Maintenance nor its assets or properties are subject to, any liabilities or obligations (accrued, absolute, contingent or otherwise) and neither Super Kwik nor Maintenance is in material default in respect of any material term or condition of any material indebtedness or liability. The transactions contemplated by this Agreement do not and will not subject Super Kwik and Maintenance, Eastern Environmental or NHD to any claim or liability for any obligations, debt or contract other than specifically stated in this Agreement.

Q. Title to Shares. On the Closing Date, Shareholders, Super Kwik and
   ---------------
Maintenance will have the full right, power and authority to merge with NHD pursuant to the terms of this Agreement.

R. Accredited Investor. Willard Miller, and Glen Miller are "accredited
   -------------------
investors", as defined in Regulation D, as promulgated pursuant to the Securities Act of 1933.

S. Available Information. Shareholders have had the opportunity to ask questions
   ---------------------
of and receive answers from Eastern Environmental concerning the Eastern Environmental Common Stock and to obtain any additional information which Eastern Environmental possesses or can acquire without unreasonable error of expertise that is necessary to verify the accuracy of the information furnished to Shareholders concerning the financial condition or Eastern Environmental.

T. Acquisition for Investment. The Eastern Environmental Common Stock to be
   --------------------------
received by Shareholders pursuant to this Agreement will be acquired for the Shareholders' own account for investment. The shares issued to Shareholders at the Closing Date will bear Eastern Environmental's standard restrictive transfer and stop-order legends reflecting the status of the Eastern Environmental shares. The Eastern Environmental Common Stock will have the registration rights as set forth in the Registration Rights Agreement in the form attached hereto as Exhibit H.

4. Representations and Warranties of Eastern Environmental. Eastern
   -------------------------------------------------------
Environmental and NHD, jointly and severally, represent and warrant to Willard Miller and Glen Miller that:

A. Organization and Existence. Eastern Environmental and NHD are corporations
   --------------------------
duly organized, validly existing an din good standing under the laws of their respective states of incorporation (Delaware and Pennsylvania, respectively ( and have all requisite corporate power and authority to carry on its business as now conducted and to consummate the transactions contemplated by this Agreement. Eastern Environmental and NHD have all requisite corporate power and authority to carry on business as now conducted. Eastern Environmental and NHD do not conduct any material amount of business outside the states in which they are qualified to do business within and the character of the properties owned or leased by neither of them requires qualification to do business as a foreign corporation in any jurisdiction within which it is not so qualified or, if not qualified,, the failure to qualify would not have a material adverse effect on the business or financial condition of either company. Eastern Environmental and NHD have delivered to Shareholders a true and correct copy of each of the Articles of Incorporation (duly certified by the Secretary of State of Delaware and Pennsylvania) and By-Laws (certified by the Secretary of Eastern Environmental and NHD) of Eastern Environmental and NHD.

B. Authority Relative to this Agreement. The execution, delivery and performance
   ------------------------------------
of this Agreement by Eastern Environmental and NHD, have been duly authorized and approved by the respective Boards of Directors of Eastern Environmental and NHD, and no further corporate action is necessary on the part of Eastern Environmental and NHD to consummate this Agreement in accordance with its terms, assuming due execution by the Parties. Eastern Environmental and NHD have full authority to enter into and perform their respective obligations under this Agreement, and neither the execution, delivery nor performance by Eastern Environmental and NHD of this Agreement of Merger will (i) result in a violation or breach of any term or provision nor constitute a default under any contract or agreement to which Eastern Environmental and NHD is a party or by which either of them is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body, or (ii) result in a violation or breach of any term or provision, or constitute a default or accelerate the performance required, under any indenture, mortgage, deed of trust or other contract or agreement to which Eastern Environmental and NHD are a party or by which any of them or their respective properties is bound.

C. Brokers. Neither Eastern Environmental nor NHD is a party to or is in any way
   -------
obligated under any contract or other agreement, and there are no outstanding claims against either of them, for the payment of any brokers' or finders' fees in connection with the origin, negotiation, execution or performance of this Agreement.


D. Commission Filings. Eastern Environmental has delivered to Shareholders
   ------------------
current (for the quarter ending March 31, 1996 and historical filings made by Eastern Environmental on Forms 10-K and 10-Q timely filed with the Securities and Exchange Commission. Such filings accurately and completely described, in all material respects, Eastern Environmental's financial status, business operations and prospects as of the date of such filings and do not omit any material fact(s) necessary to make the information contained in the filings not misleading. All of such information provided to Shareholders is correct, complete and does not omit any material information that a prudent investor should know.

E. Certificate of Public Convenience. NHD has been approved by the New Jersey
   ----------------------------------
Department of Environmental Protection pursuant to N.J.S.A 13:1E-126 et. seq. as
                                                                     -------
a solid waste transporter and is the holder of a Certificate of Public Convenience and Necessity in accordance with N.J.S.A. 48:13A-1 et seq,
                                             --------          ------

5. Eastern Environmental Common Stock; Registration and Related Matters.
   --------------------------------------------------------------------

A. Prohibited Sales. Shareholders shall not sell, transfer or otherwise dispose
   ----------------
of the shares of Eastern Environmental Common Stock received by then pursuant to this Agreement, until after consolidated Financial Statements of Eastern Environmental and Super Kwik and Maintenance covering a period of thirty (30) days of post-Closing operation have been either (i) filed with the Securities and Exchange Commission (the "Commission") in a Report on Forms 8-K, 10-Q or 10-K, (ii) sent to the stockholders of Eastern Environmental, (iii) including by Eastern Environmental in a quarterly earnings report, or (iv) publicly issued by Eastern Environmental in a report which includes the combined sales and net income of Eastern Environmental and Super Kwik and Maintenance, whichever is first to occur.

B. Restrictions on Transfer of Shares. Shareholders understand and agree that
   ----------------------------------
the following restrictions and limitations are applicable to Shareholders' purchase and resale or other transfer of the Eastern Environmental Common Stock pursuant to the Securities Act of 1933.

     (i) Shareholders agree that the Eastern Environmental Common Stock shall not be sold or otherwise transferred unless the Eastern Environmental Common Stock is registered under the Act and state securities laws or is exempt therefrom.

     (ii) A legend substantially in the following form will be placed on the certificates evidencing the Eastern Environmental Common Stock to be issued to Shareholders:

                  The securities represented by this certification have not been registered under the Securities Act of 1933 or any state securities act. The shares have been acquired for investment and may not be sold, transferred, pledged, or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable states securities act, or (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for Eastern Environmental Services, Inc., that registration is not required under any such acts; and

     (iii) Subject to the foregoing provisions of this Paragraph, stop transfer instructions will be imposed with respect to the Eastern Environmental Common Stock issued to Shareholders pursuant to this Agreement so as to restrict resale or other transfer thereof.

C. Rule 144. Eastern Environmental shall timely file the reports required to be
   --------
filed by it under the Act and the Exchange Act, including but not limited to, the reports under Sections 13 and 15 (d) of the Exchange Act referred to in Subparagraph (c)(1) of Rule 144 adopted by the Commission thereunder the Act and the rules and regulations adopted by the Commission thereunder to enable Shareholders to sell their Eastern Environmental Common Stock without registration under the Act within the limitation of the exemptions provided by Rule 144 under the Act.

D. Registration of Eastern Environmental Common Stock. Eastern Environmental
   --------------------------------------------------
agrees to file a registration statement with the Securities and Exchange Commission as soon as practicable after the Closing Date to register the Eastern Environmental Common Stock and will use its best efforts to cause the Registration Statement to become effective to allow the resale of the Eastern Environmental Common Stock subject to any restrictions imposed by the pooling of interests. The form of such Registration Agreement is attached hereto as Exhibit F.

6. Conditions to Obligations of Eastern Environmental. The obligations of
   --------------------------------------------------
Eastern Environmental and NHD under this Agreement shall, at the option of Eastern Environmental, be subject to the following conditions:

A. Representations and Warranties True and Closing. All representatives and
   -----------------------------------------------
warrants of Super Kwik and Maintenance and Shareholders shall be true and correct in all material respects at the date hereof and the Closing Date.

B. Approval By Counsel. All actions, proceedings, instruments and documents
   -------------------
required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been approved by counsel for Eastern Environmental.

C. No Damage or Destruction: No Material Adverse Change. Prior to the Closing,
   ----------------------------------------------------
there shall not have occurred any casualty to any facility, property or equipment owned or used by Super Kwik or Maintenance in connection with its business which was not insured and is material to the business. None of the litigation listed in Exhibit D, will in Eastern Environmental's reasonable opinion have a material adverse impact on the assets or business of Super Kwik, Maintenance or NHD.

D. Opinion of Counsel. Eastern Environmental shall have received a favorable
   ------------------
opinion from David Patterson, counsel for Super Kwik, Maintenance and Shareholders, dated the date of Closing, in form satisfactory to General Counsel for Eastern Environmental and General Counsel for NHD, to the effect that:

         (i) Super Kwik and Maintenance are corporations, duly organized and legally existing in good standing under the laws of the State of New Jersey, and it has the corporate power and authority to carry on its business as now being conducted and to own, or hold under lease, its assets.

         (ii) This Agreement has been duly executed and delivered by Super Kwik and Maintenance and Shareholders and constitutes a valid, enforceable and binding obligation of each of them pursuant to the terms of this Agreement.

         (iii) Except as otherwise disclosed in this Agreement or of the Exhibits attached hereto, said counsel does not know of any action, suit, investigation, or other legal, administrative or arbitration proceeding is pending against Super Kwik and Maintenance or Shareholders which questions the validity or enforceability of this Agreement or of any action taken or to be taken pursuant to or in connection with this Agreement or any agreement contemplated herein.

         (iv) The merger has been accomplished in accordance with the laws of the State of New Jersey. The machinery and equipment described on Exhibit "A: are free and clear of all liens, claims or encumbrances whatsoever of record, except for liens in favor of Eastern Environmental or NHD, or as described on Exhibit A.

         (v) To the knowledge of such counsel, no consent, authorization, license, franchise, permit, approval, or order of any court or governmental agency or body is required for Merger and other transactions contemplated by this Agreement except New Jersey Department of Environmental Protection approval.

         (vi) The execution and performance of this Agreement by Super Kwik and Maintenance and Shareholders will not to the best of knowledge of counsel violate: (i) the Articles of Incorporations or the By-Laws of either Super Kwik and Maintenance, (ii) any order of any court or other agency of government known to said counsel, or (iii) any contract or other agreement to which Super Kwik and Maintenance or Shareholders are a party.

E. Resignations. Eastern Environmental shall receive such resignations of the
   ------------
officers and directors of Super Kwik and Maintenance as shall have been requested by Eastern Environmental, in writing.

F. Consents. Definitive consents and approvals of the New Jersey Department of
   ---------
Environmental Protection shall have been obtained. The parties will file joint applications to Department of Environmental Protection for this purpose.

G. Release. The release by Glen Miller and Willard Miller of any and all claims
   -------
they may have against Super Kwik and Maintenance.

7. Conditions to Obligations of Super Kwik and Maintenance and Shareholders. The
   -------------------------------------------------------------------------
obligations of Super Kwik and Maintenance and Shareholders under this Agreement shall, at the option of Super Kwik and Maintenance and Shareholders, be subject to the following conditions:

A. Validity of Representations. All representations and warranties of Eastern
   ---------------------------
Environmental or NHD contained in this Agreement or otherwise made in writing pursuant to this

Agreement shall have been true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of the Closing Date.

B. Corporate Authority. The execution and performances of this Agreement by
   -------------------
Eastern Environmental and NHD shall have been duly and legally authorized in accordance with applicable law, and counsel for Super Kwik and Maintenance and Shareholders shall be furnished certified copies of resolutions adopted by the Boards of Directors and Shareholders (if necessary) of Eastern Environmental and NHD, respectively, authorizing and approving the execution and delivery of this Agreement and performance of the transactions contemplated hereunder.

C. Approval by Counsel. All actions, proceedings, instruments and documents
   -------------------
required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been approved by counsel for Super Kwik and Maintenance.

D. No Damage or Destruction: No Material Adverse Change. Prior to the Closing,
   ----------------------------------------------------
there shall not have occurred any casualty to any facility, property or equipment owned or used by Eastern Environmental or NHD in connection with its business which was not insured and is material to the business.

E. Opinion of Counsel. Super Kwik, Maintenance and the Shareholders shall have
   ------------------
received a favorable opinion from counsel for Eastern Environmental and NHD, Robert M. Kramer,

Esq., dated the date of Closing, in form satisfactory to counsel for Super Kwik and Maintenance and Shareholders to the effect that:

         (i) Eastern Environmental and NHD are corporations, duly organized and legally existing in good standing under the laws of their respective states of incorporation, and have the corporate power and authority to carry on its business as now being conducted and to carry out the transactions and agreements contemplated hereby.

         (ii) All corporate and other proceeding required to be taken by or on the part of Eastern Environmental and NHD in order to authorize it to perform its obligations hereunder have been duly and properly taken, including any necessary approval or authorization by the Board of Directors of said corporations.

         (iii) This Agreement has been duly executed and delivered by Eastern Environmental and NHD and constitutes a valid, enforceable terms of this Agreement.

         (iv) Such counsel does not know of any action, suit, investigation, or other legal, administrative or arbitration proceeding which questions the validity or enforceability of this Agreement or of any action taken or to be taken pursuant to or in connection with the Agreement or any agreement contemplated herein.

         (v) The execution and performance of this Agreement by Eastern Environmental and NHD will not, to the best knowledge of counsel, violate: (a) the Articles of Incorporation and /or the By-Laws of Eastern Environment and/or NHD, (b) any Order of any Court or other Agency of government known to said counsel, and/or NHD is a party.

         (vi) NHD has been approved by the New Jersey Department of Environmental Protection pursuant to N.J.S.A. 13:1E-126 et. seq. as a solid waste transporter and is the holder of a Certificate of Public Convenience and Necessity in accordance with N.J.S.A. 48:13A-1 et seq.

F. Consents.  Definitive consents and approvals of the New Jersey Department of
   --------
Environmental Protection shall have been obtained.

8. Indemnification by Eastern Environmental and NHD.
   ------------------------------------------------

A. Eastern Environmental and NHD will defend, indemnify and hold harmless Willard Miller and Glen Miller harmless from and against any and all damages, loss, cost, deficiency, assessment, liability, or other expense (including reasonable attorney fees, if any) suffered, incurred, or paid by Willard and/or Glen Miller as a result of:

         (i) The untruth, inaccuracy, breach of violation, of any representation, warranty, covenant or other obligation of the Eastern Environmental and NHD set forth in or made in connection with this Agreement.

         (ii) The assertion against Willard and/or Glen Miller of any liability or obligation of Eastern Environmental or NHD subsequent to the Closing Date (including, without limitation, customer claims or disputes).

         (iii) The enforcement of Willard Miller's and/or Glen Miller's right to indemnification under this Agreement.

         (iv) The assertion against Shareholders of any liability related to the environmental matters is set forth on Exhibits "D", "F" and "F-1".

B. The Shareholders shall give written notice to the Indemnitor of any claim, action, suit or proceeding relating to the indemnity not later than ten (10) days after Shareholders, or either of them, has received notice thereof. Indemnitor shall have the right, at their option, to compromise or defend, at its own expense and by its own counsel (which counsel shall be reasonably satisfactory to Shareholders), any such action, suit, or proceeding. Shareholders and Indemnitor agree to cooperate in any such defense or settlement and to give each other full access to all information relevant thereto.

C. The remedies provided in this action shall be cumulative and shall not preclude assertion of any either rights or the seeking of any other remedies available against Indemnitor at law in equity.

D. Eastern Environmental unconditionally guarantees the performance and payment of each and every covenant and obligation imposed on NHD by this Agreement.

9. Indemnification by Shareholders.
   -------------------------------

A. Shareholders will indemnify and hold Eastern Environmental and NHD ("Indemnitee") harmless from and against any and all damages, loss, cost, deficiency, assessment, liability or other expense (including reasonable attorney's fees, if any) suffered, incurred or paid by the Indemnitee as a result of:

         (i) The breach of violation of any representative, warranty, covenant or other obligations of Shareholders set forth in connection with this Agreement.

         (ii) The assertion against the Indemnitee of any claim, liability, or obligation of Super Kwik and Maintenance or Shareholders, of whatsoever kind or character, or of any claim relating to the operation of the solid waste collection and transportation business of Super Kwik and Maintenance, whether absolute or continent, matured or unmatured, known or unknown, (including without limitation, customer claims or disputes) which claims, liability or obligation shall have occurred, incurred or arose out of the activities of Super Kwik and Maintenance or Shareholders prior to the Closing Date of this Agreement; excluding the Environmental matters set forth on Exhibits "D", "F" and "F-1" which claim, liability or obligation, if any, shall be assumed by Eastern Environmental.

         (iii) The enforcement of the Indemnitee' rights to indemnification under this Agreement.

B. Indemnitee shall give written notice to Shareholders of any claim, action, suit, or proceeding relating to the indemnity herein provided Shareholders no later that ten (10) days after Notice thereof, Shareholders shall have the right, at their option, to compromise or defend, at their own expense and by their own counsel (which counsel shall be reasonably satisfactory to Indemnitee), any such action, suit, or proceeding. Indemnitee and Shareholders agree to cooperate in any such defense or settlement and to give each other full access to all information relevant thereto.

C. The remedies provided in this section shall be cumulative and shall not preclude assertion by the Indemnitee of any other rights or the seeking of any other remedies available against Shareholders at law or in equity.

10. As inducement to Eastern Environmental and NHD to enter into the Agreement and perform their obligations hereunder, and in consideration of the payments to Shareholders pursuant to this Agreement, the Shareholders agree that Shareholders will not, for a period of three (3) years from the Closing Date or for a period of 1 Year from the date of Shareholder's termination of employment
                -
with Eastern Environmental, whichever date is later, directly or indirectly (whether as owner, partner, shareholder, agent, employee, independent contractor, consultant, or otherwise): (1) engage in the waste management business, solid waste collection and transportation business, landfill business, or any other business which directly or indirectly competes with business of the Eastern Environmental, or with any subsidiary of Eastern Environmental, or NHD within, in each case, within the Counties of Atlantic, Burlington, Cumberland, Camden, Cape May, Ocean, Salem, Gloucester, State of New Jersey; provided, however, that the foregoing restrictions shall be inapplicable to any county if Eastern Environmental and NHD cease engaging business in that county,
(ii) solicit any party who is or was a customer or supplier of Super Kwik and Maintenance, Eastern Environmental or NHD on the Closing Date or for services of any type or quality being provided by Super Kwik and Maintenance, Eastern Environmental or NHD, (iii) solicit for employment any person who was or is an employee of the Super Kwik and Maintenance, Eastern Environmental or NHD on the Closing Date, or (iv) either directly or indirectly, divulge, disclose, or communicate to any person, firm or corporation in any manner whatsoever any confidential information relating to the business of Eastern Environmental, NHD or Super Kwik and Maintenance. The term, "confidential information", as used herein means all information of a business or technical mature relative to the business of Eastern Environmental, NHD, or super Kwik and Maintenance, the business of any customers of Eastern Environmental, NHD or Super Kwik and Maintenance. Said term "confidential information" shall not include information so generally known as to be part of the public domain or information known by Willard Miller and Glen Miller prior to Closing Date.

Each of the covenants contained in Article is separate and independent. The Shareholders agree that Eastern Environmental and NHD remedies at law may be inadequate in the event of a breach or threatened breach of the covenants set forth herein, and in such event, Eastern Environmental and NHD shall be entitled to have an injunction issued by any court of competent jurisdiction, enjoining and restraining each and every party concerned therewith from the creation or continuation of such breach.

The Shareholders agree to indemnify and hold Eastern Environmental and NHD harmless from any and all loss, costs, or other liability incurred or threatened, of whatsoever kind or character, including reasonable attorney's fees, costs of court and costs of litigation, incurred in connection with a violation of threatened violation by Shareholders of the terms and conditions of this paragraph.

11. At Closing, Eastern Environmental will enter into mutually agreeable written Employment Agreements with Willard Miller, Glen Miller Geraldine Miller, Jeffrey Miller and Richard Goetz.

12. Survival of Representations and Warranties. With the exceptions as
    ------------------------------------------
hereinafter set forth, the representations, warranties, obligations and agreements of the Parties contained in this Agreement of Merger, or in any writing delivered pursuant to provisions of this Agreement, shall survive the Closing Date for a period of two years. The representations and warranties hereunder shall not be affected or diminished by any investigation at any time by or on behalf of the Party for whose benefit such representations and warranties were made. All statements contained herein or in any Schedule, Certificate, Exhibit, List or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be a representation and warranty of the Party delivering such document. Representations, warranties, obligations and agreements of the Parties regarding tax and environmental matters shall survive the Closing Date until the expiration of the applicable statute of limitations pertaining to such tax and environmental matters. The terms in the Agreement and representations from the Eastern Environmental and NHD regarding the value of the consideration to Shareholders and tradability of stock shall survive without time limitation.

13. Post Closing Matters.  NHD shall change its corporate name to Super Kwik,
    --------------------
Inc. as soon as possible after closing of the merger.

14. Miscellaneous.
    -------------

A. Expenses of Transaction. Shareholders, Eastern Environmental and NHD shall
   -----------------------
each be responsible for fees and expenses of his or her respective counsel, accountants and other representatives in connection with the transactions contemplated hereby.

B. Notices. Notices required under this Agreement should be sent to: If to
   -------
Shareholders:

                   Willard Miller
                   230 Orono Place
                   Sommerdale, N.J. 08083




                   Glen Miller
                   429 Ocean Avenue
                   Ocean City, N.J.  08226



Copy to:           David C. Patterson
                   191 White Horse Pike
                   Berlin, N.J.  08009



If to Eastern Environmental, NHD, to:

                   Louis D. Paolino, Jr.
                   1000 Crawford Place
                   Mt. Laurel, New Jersey


Copy to:

                   Robert M. Kramer
                   Robert M. Kramer & Associates
                   1150 First Ave., Suite 900
                   King of Prussia, PA 19406


C. Assignment. This Agreement may not be assigned by any party hereto without
   ----------
the express written consent of the parties hereto.


D. Successors Bound. This agreement shall be binding upon and inure to the
   ----------------
benefit of the Parties and their respective successors and assigns.

E. Section and paragraph Headings. The section and paragraph headings in this
   ------------------------------
Agreement are for reference purposes only and shall not affect in any way the meaning of interpretation of such sections, paragraphs or this Agreement.

F. Amendment. This Agreement may be amended only by an instrument in writing
   ---------
executed by the Parties.

G. Counterparts. This Agreement may be executed in multiple counterparts, each
   ------------
of which shall be deemed an original, but all of which shall constitute one and the same instrument.

H. Governing Law. This Agreement shall be constructed in accordance with, and
   -------------
governed by the laws of the State of New Jersey.

I. Negotiated Transaction. The provisions of this Agreement were negotiated by
   ----------------------
the Parties, and this Agreement shall be deemed to have been drafted by all Parties.

J. No Third Party Beneficiaries. This Agreement is being executed by the Parties
   ----------------------------
for the benefit of the Parties and their successors and permitted assigns, and not for the benefit of any creditor, shareholder or other person or entity without the express prior written consent of each of the Parties.

K. Publicity. Prior to Closing, except as may be required by law, no Party shall
   ---------
issue any press release or otherwise make any statement with respect to the transactions contemplated by this Agreement without the prior consent of the Other Party, which shall not be unreasonably withheld.

L. Confidentiality. Each Party acknowledges and agrees that any information or
   ---------------
data acquired from the Party, not otherwise properly in the public domain, was received in confidence. Each Party hereto agrees that, prior to the Closing Date, and after the Closing Date, they shall not divulge, communicate or disclose, except as may be required by law or for the performance of the Agreement, or use to the detriment of either Party, including business secrets of either Party and any technical or business materials that are treated by either Party as confidential or proprietary. If the Agreement is terminated for any reason, each Party will return all papers, documents, financial statements and other confidential information furnished by, or on behalf of, each other Party (including all copies, notes, and records thereof).

M. All schedules shall be provided and attached hereto at Closing or to update same. Each Party shall have the right to update or make any disclosure to the other Party at any time prior to Closing, or to amend their respective representations or warranties, or to provide additional Schedules or Exhibits, as may be required to cure the inaccuracy, falsity, incorrectness or incompleteness of any earlier Schedule, Exhibit, disclosure, representation or warranty. If a Party amends a material representation or warranty or provides a material Schedule or Exhibit at Closing, the other Party shall have the option, exercisable upon notice, to elect not to close the transactions contemplated by this Agreement. A disclosure in any Schedule shall be and be deemed a disclosure in all applicable Schedules.


IN WITNESS WHEREOF, this Agreement of Merger has been duly executed by the Parties as of the date first above written.


                                        EASTERN ENVIRONMENTAL SERVICES, INC.


                                        By: /s/ Louis D. Paolino, Jr.
                                           -------------------------------
                                           Louis D. Paolino, Jr.,President

                                        NHD, INC.


                                        By:/s/Louis D. Paulino, Jr.
                                           -------------------------------
                                           Louis D. Paolino, Jr.,President


                                        SUPER KWIK, INC.


                                        By:/s/Willlard Miller
                                           -------------------------------
                                                           President




                                        WASTE MAINTENANCE SERVICES INC.


                                        By:/s/Glen Miller
                                           -------------------------------
                                                           President


                                        SHAREHOLDERS


                                        /s/Willard Miller
                                        ----------------------------------
                                        Willard Miller

                                        /s/ Glen Miller
                                        ----------------------------------
                                        Glen Miller

                             SCHEDULE OF EXHIBITS
                             --------------------

EXHIBIT "1"                          Joint Agreement and Plan Merger
EXHIBIT "2"                          Allocation of Shares
EXHIBIT "A"                          Machinery, Vehicles and Equipment
EXHIBIT "B"                          Material Contracts
EXHIBIT "C"                          Insurance
EXHIBIT "D"                          Schedule of Litigation
EXHIBIT "E"                          List of Employees
EXHIBIT "F"                          Environmental Disclosures
EXHIBIT "F-1"                        List of Landfills
EXHIBIT "G"                          Undisclosed Liabilities
EXHIBIT "H"                          Registration Rights Agreement

                                       38